Exhibit 99.1

News Announcement

For more information contact:

Omar Choucair

Chief Financial Officer

DG

972/581-2000

JoAnn Horne

Market Street Partners

415/445-3233

DG® REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Fourth Quarter Revenue Increases 44% to $108.3 Million

Dallas, TX — February 15, 2012 — DG® (NASDAQ: DGIT), the world’s leading ad management and distribution platform, today reported fourth quarter financial results.  Consolidated revenue for the fourth quarter 2011 increased 44% to $108.3 million, compared to $75.2 million in the same period of 2010.  DG’s fourth quarter income from continuing operations was $5.8 million, or $0.21 per diluted share, compared to $18.6 million, or $0.65 per diluted share, in the year earlier period. Fourth quarter Adjusted EBITDA increased 11% to $43.1 million compared to $38.7 million for the same period of 2010.

For the twelve months ended December 31, 2011, consolidated revenue was $324.3 million compared to $241.3 million in 2010, an increase of 34%.  2011 income from continuing operations was $26.5 million, or $0.95 per diluted share, compared to income from continuing operations of $45.3 million, or $1.63 per diluted share in 2010.  Adjusted EBITDA for 2011 increased 16% to $134.6 million versus $116.1 million for the 2010.

“The fourth quarter capped a transitional year for DG, as 40% of our revenues came from online media while approximately 30% originated from outside the US,” said Neil Nguyen, President and CEO of DG.   “Our TV segment continued to generate stable EBITDA and cash flow, as our online segment run rate approached a trillion ad impressions served per year. This foundation enables strategic investment in data-driven products and solutions leveraging the convergence of TV and Online media.”

Our results are reported in two operating segments, television and online.  Our advertising distribution services, direct response services, long form syndication services, and business intelligence services comprise our television segment.  Our MediaMind, EyeWonder and Unicast entities form our online segment and will operate under the MediaMind brand going forward.

Fourth quarter and full year highlights include:

•                  DG generated consolidated revenue in the quarter of $108.3 million, an increase of 44% over the same period a year ago.

•                  The television segment generated revenue of $64.3 million, a decrease of 7% from the year earlier period.  HD advertising revenue increased 5% to $36.3 million from the year earlier period.

•                  The online segment generated revenue of $44.0 million, an increase of 611% from the year earlier period, primarily due to DG’s acquisitions of MediaMind and EyeWonder during the 3rd quarter of 2011.

•                  DG’s fourth quarter non-GAAP net income was $10.9 million, or $0.40 per diluted share, compared to non-GAAP net income of $21.7 million, or $0.76 per diluted share in the year earlier period.

•                  2011 non-GAAP net income was $50.9 million or $1.83 per diluted share, compared to non-GAAP net income of $58.7 million, or $2.11 per diluted share in the same period of 2010.

•                  DG’s full year and fourth quarter operating income included $15.1 million and $1.3 million of acquisition and integration related expenses, respectively.

•                  The Company repurchased 328,000 shares during the 4th quarter for approximately $5.0 million. The Company repurchased 847,500 shares during the full year 2011.

•             As of December 31, 2011, DG reported $83.0 million of cash and short term investments and had $483.0 million outstanding under its long term credit facility.

Fourth Quarter 2011 Financial Results Webcast

The Company’s fourth quarter conference call will be broadcast live on the internet at 5:00 p.m. ET on February 15, 2012.  The webcast is open to the general public and all interested parties may access the live webcast on the Internet at the Company’s web site at www.dgit.com.  Please allow 15 minutes to register and download or install any necessary software.

Acquisitions / Discontinued Operations

The Company has completed several acquisitions that have impacted the comparability of the operating results presented.  The results of operations for each of the following entities have been included in the Company’s results since the acquisition date.

•                  Match Point Media on October 1, 2010 (included in television segment)

•                  MIJO Corporation (“MIJO”) on April 1, 2011 (included in television segment)

•                  MediaMind Technologies, Inc. (“MediaMind”) on July 26, 2011 (included in online segment)

•                  EyeWonder LLC, a Delaware LLC, and the equity interests of Chors GmbH, a German LLC (collectively, “EyeWonder”) on September 1, 2011 (included in online segment)

Results related to the Company’s Springbox unit have been reclassified to discontinued operations and, therefore, have been excluded from our continuing operating results for both 2011 and 2010.

Recast Third Quarter Results for Purchase Accounting Adjustments

Our third quarter financial statements have been recast to reflect changes in our estimation of the fair values of the assets acquired and liabilities assumed in our acquisition of MediaMind, which were originally recorded on a preliminary basis in the September 30, 2011 financial statements.  The impact of this change was to decrease intangible assets by $105.7 million with an offsetting increase to goodwill and a reduction in deferred tax liabilities.  As a result, our third quarter 2011 amortization expense decreased by $2.2 million from retrospectively adjusting the fair value of the acquired intangible assets as of the acquisition date.  We also increased general and administrative expense by $0.5 million for additional stock based compensation which had been estimated based on preliminary information.  These two adjustments, net of the related $0.5 million increase in income tax expense, increased our third quarter net income by $1.2 million as compared to what was previously reported.

Non-GAAP Reconciliation, Adjusted EBITDA, Non-GAAP Net Income Definitions

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), the Company has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP). Legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial measures and require companies to explain why non-GAAP financial measures are relevant to management and investors. We believe that the inclusion of Adjusted EBITDA as a non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses Adjusted EBITDA as a non-GAAP financial measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.  We use Adjusted EBITDA to measure the operating performance of our segments.  This measure also is used by management in its financial and operational decision-making. There are limitations associated with reliance on any non-GAAP financial measures because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

The Company considers Adjusted EBITDA to be an important indicator of the overall performance of the Company because it eliminates the effects of events that are non-cash, or are not expected to recur as they are not part of our ongoing operations.

The Company defines “Adjusted EBITDA” as net income from continuing operations, before interest, taxes, depreciation and amortization, share-based compensation, acquisition and integration expenses, restructuring / impairment charges and benefits, and gains and losses on derivative instruments. The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance and a good measure of the Company’s historical operating trends.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as net interest expense, acquisition and integration expenses, and gains and losses from derivative instruments, or do not require a cash outlay, such as share-based compensation and impairment charges. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical costs, and may not be indicative of current or future capital expenditures.

We are also providing non-GAAP net income as a non-GAAP financial measure for the fourth quarter as well as for the full year of 2011 because we have provided this measure in the past.  Going forward, we do not regard this measure as useful in managing our business.   We do not expect to provide this measure in the future.

The Company defines “non-GAAP net income” as net income from continuing operations before amortization of intangible assets, impairment charges, acquisition and integration expenses, write-off of deferred loan fees and loss on interest rate swap terminations/gains and losses on foreign currency forward contracts,  and share-based compensation expense.  All amounts excluded from net income for purposes of determining “non GAAP net income” are reported net of the tax benefit these expenses provide.

Adjusted EBITDA and non-GAAP net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial measures to the comparable GAAP measures.

About DG

DG connects over 9,000 global advertisers and agencies with their targeted audiences through an expansive network of over 6,000 television broadcast stations and over 8,200 web publishers in 64 countries. The Company’s television segment utilizes best-in-class network and content management technologies, creative and production resources, digital asset management and syndication services that enable advertisers and agencies to work faster, smarter and more competitively. The Company’s online segment, MediaMind, allows marketers to benefit from optimized management of online advertising campaigns while maximizing data driven advertising. For more information, visit www.DGit.com.

Forward-Looking Statements

This release contains forward-looking statements relating to the Company. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected.  Such risks and uncertainties include, among other things;

•                  our potential inability to further identify, develop and achieve commercial success for new products;

•                  the possibility of delays in product development;

•                  the development of competing distribution and online services and products, and the pricing of competing services and products;

•                  our ability to protect our proprietary technologies;

•                  the potential shift of advertising spending by our customers to online and non-traditional media from television and radio;

•                  the growth rate of High Definition (HD) ad delivery by our customers;

•                  risks associated with integrating the MediaMind and other acquisitions with our operations, personnel and technologies;

•                  operating in a variety of foreign jurisdictions;

•                  fluctuations in currency exchange rates;

•                  risks of new, changing, and competitive technologies;

•                  risks relating to the potential impairment of our goodwill;

and other risks relating to DG’s business which are set forth in the Company’s filings with the Securities and Exchange Commission.  DG assumes no obligation to publicly update or revise any forward-looking statements.

(Financial Tables Follow)

Digital Generation, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenues	$108,301	$75,181	$324,257	$241,328
Cost of revenues	31,956	22,572	104,697	73,230
Sales and marketing	15,705	3,666	31,549	13,534
Research and development	6,927	3,347	17,818	10,601
General and administrative	10,596	6,923	35,599	27,815
Operating expenses, excluding depreciation and amortization, share-based compensation and acquisition and integration expenses	65,184	36,508	189,663	125,180
Adjusted EBITDA	43,117	38,673	134,594	116,148
Depreciation and amortization	13,034	8,303	38,736	29,236
Share-based compensation	4,838	1,342	12,430	4,805
Acquisition and integration expenses	1,343	169	15,119	269
Operating income	23,902	28,859	68,309	81,838
Write-off of deferred loan fees	—	—	200	2,875
Loss on interest rate swap termination	—	—		2,135
Other expense (income), net	475	(144)	637	(221)
Interest expense	8,206	26	14,715	2,340
Other expense (income), net	8,681	(118)	15,552	7,129
Income before income taxes from continuing operations	15,221	28,977	52,757	74,709
Provision for income taxes	9,373	10,423	26,220	29,407
Income from continuing operations	5,848	18,554	26,537	45,302
Loss from discontinued operations, net of tax	(1,425)	(3,927)	(2,053)	(3,733)
Net income	$4,423	$14,627	$24,484	$41,569

Basic earnings (loss) per share:
Continuing operations	$0.21	$0.66	$0.96	$1.65
Discontinued operations	(0.05)	(0.14)	(0.07)	(0.13)
Total	$0.16	$0.52	$0.89	$1.52

Diluted earnings (loss) per share:
Continuing operations	$0.21	$0.65	$0.95	$1.63
Discontinued operations	(0.05)	(0.14)	(0.07)	(0.13)
Total	$0.16	$0.51	$0.88	$1.50

Weighted average common shares outstanding:
Basic	27,361	28,160	27,516	27,226
Diluted	27,460	28,402	27,760	27,570

Digital Generation, Inc.

Reconciliation of Income from Continuing Operations to Non-GAAP Net Income and Adjusted EBITDA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Income from continuing operations	$5,848	$18,554	$26,537	$45,302
Amortization of intangibles	7,088	3,379	20,349	12,078
Share-based compensation	4,838	1,342	12,430	4,805
Acquisition and integration expenses	1,343	169	15,119	269
Write-off of deferred loan fees and loss on interest rate swap termination	—	—	200	5,010
Loss on foreign currency forward contracts	—	—	386	—
Income tax effect of above items	(8,171)	(1,759)	(24,096)	(8,723)

Non-GAAP net income	10,946	21,685	50,925	58,741

Other expense (income), net	8,681	(118)	14,966	2,119
Add back income tax effect of items within Non- GAAP net income shown above	8,171	1,759	24,096	8,723
Provision for income taxes	9,373	10,423	26,220	29,407
Depreciation expense	5,946	4,924	18,387	17,158
Adjusted EBITDA	$43,117	$38,673	$134,594	$116,148

Non-GAAP earnings per share:
Basic	$0.40	$0.77	$1.85	$2.14
Diluted	$0.40	$0.76	$1.83	$2.11

Weighted average common shares outstanding:
Basic	27,361	28,160	27,516	27,226
Diluted	27,460	28,402	27,760	27,570

Reconciliation of Diluted GAAP Earnings per Share to Diluted Non-GAAP Earnings per Share

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Income from continuing operations per share - diluted	$0.21	$0.65	$0.95	$1.63
Amortization of intangibles	0.26	0.12	0.73	0.43
Share-based compensation	0.18	0.05	0.45	0.17
Acquisition and integration expenses	0.05	—	0.54	0.01
Write-off of deferred loan fees and loss on interest rate swap termination	—	—	0.01	0.18
Loss on foreign currency forward contracts	—	—	0.02	—
Income tax effect of above items	(0.30)	(0.06)	(0.87)	(0.31)
Non-GAAP earnings per share - diluted	$0.40	$0.76	$1.83	$2.11

Digital Generation, Inc.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income	$24,484	$41,569
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	18,580	17,404
Amortization of intangibles	20,699	12,588
Deferred income taxes	7,758	12,434
Provision for accounts receivable losses	1,471	3,160
Impairment of Springbox unit	1,800	5,866
Share-based compensation	12,430	4,805
Excess tax benefits of share-based compensation	—	(1,112)
Other	(619)	(659)
Changes in operating assets and liabilities:
Accounts receivable	1,759	(13,571)
Other assets	(4,905)	3,162
Accounts payable and other liabilities	(6,950)	(532)
Deferred revenue	506	(756)
Net cash provided by operating activities	77,013	84,358

Cash flows from investing activities:
Purchases of property and equipment	(11,802)	(8,498)
Capitalized costs of developing software	(7,321)	(4,961)
Purchase of short term investments	(9,147)
Proceeds from sale of short term investments	2,860
Acquisitions, net of cash acquired	(499,946)	(27,501)
Other	33	81
Net cash used in investing activities	(525,323)	(40,879)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of costs	392	115,863
Purchases of treasury stock	(21,546)	(13,148)
Payment of tax withholding obligation in exchange for shares tendered	(1,129)	(1,620)
Excess tax benefits of share-based compensation	—	1,112
Proceeds from issuance of long-term debt	485,100	—
Payment of debt issuance costs	(12,019)	—
Repayments of capital leases	(432)	(3,721)
Repayments of long-term debt	(2,450)	(102,462)
Net cash provided (used by) financing activities	447,916	(3,976)

Effect of exchange rate changes on cash and cash equivalents	(440)	36
Net increase (decrease) in cash and cash equivalents	(834)	39,539
Cash and cash equivalents at beginning of year	73,409	33,870

Cash and cash equivalents at end of period	$72,575	$73,409

Supplemental disclosures of cash flow information:
Cash paid for interest	$12,721	$4,958
Cash paid for income taxes	$26,231	$13,173
Non-cash financing and investing activities
Non-cash component of purchase price to acquire business	$—	$1,602
Capital lease obligations incurred	$—	$1,162

Digital Generation, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2011	2010
Cash and short term investments	$82,965	$73,409
Accounts receivable, net	100,719	64,099
Property and equipment, net	54,159	39,380
Goodwill	576,435	226,257
Deferred income taxes	58,016	14,729
Intangibles, net	201,405	95,518
Other	33,204	3,953
Assets of discontinued operations	766	2,659
Total assets	$1,107,669	$520,004

Accounts payable and accrued liabilities	$49,183	$17,685
Deferred revenue	2,474	1,450
Deferred income taxes	58,269	—
Debt	483,033	—
Other	6,924	3,957
Total liabilities	599,883	23,092
Total stockholders’ equity	507,786	496,912
Total liabilities and stockholders’ equity	$1,107,669	$520,004